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                                                                   EXHIBIT 10.28

   Second Amendment to the Custom Instrument Development and Commercialization Agreement Between The R. W. Johnson Pharmaceutical Research Institute and
                            ACLARA Biosciences, Inc.

     This second amendment to the Custom Instrument Development and Commercialization Agreement (the "Second Amendment"), is entered into as of October 26, 2001 (the "Second Amendment Effective Date"), by and between The R.
W. Johnson Pharmaceutical Research Institute, a division of Ortho-McNeil Pharmaceutical, Inc., a Delaware corporation having a business address at 920 U.S. Route 202, Raritan, New Jersey (hereinafter "PRI"), and ACLARA BioSciences, Inc., a Delaware corporation having a principal place of business at 1288 Pear Avenue, Mountain View California 94043-1432 (hereinafter "ACLARA"). PRI and ACLARA are referred to in this Second Amendment individually or collectively as Party or Parties, as the case may be, and all references to PRI and ACLARA shall include their Affiliates, as defined in the Custom Instrument Development and Commercialization Agreement.

     WHEREAS, PRI, ACLARA, and Applied Biosystems Group, a business of Applera Corporation and now doing business under the name Applied Biosystems, Inc., and having a principal place of business at 850 Lincoln Center Drive, Foster City, California 94404 (hereinafter "ABG") previously entered into a Custom Instrument Development and Commercialization Agreement (the "1998 Agreement") effective as of October 1, 1998 for the period October 1, 1998 through March 31, 2001;

     WHEREAS, PRI, ACLARA entered into the 1998 Agreement, pursuant to which they pursued the goal of designing, developing and producing prototype high-throughput chip reading devices incorporating microfluidic technology;

     WHEREAS, PRI, ACLARA, and ABG previously entered into a first amendment to the 1998 Agreement (the "First Amendment") in which the 1998 Agreement was as amended by the parties thereto as of October 1, 2001 (the "First Amendment Signing Date") and was retroactively effective as of September 30, 2000 (the "First Amendment Effective Date");

     WHEREAS, ABG has withdrawn from further participation in collaborative research under the 1998 Agreement pursuant to the First Amendment as of the First Amendment Effective Date;

     WHEREAS, as of the First Amendment Effective Date, the Goal had not been achieved;

     WHEREAS, although the Goal was not achieved, collaborative research under the 1998 Agreement has produced significant experimental results that provide insight into the technology required to achieve such Goal, as well as the feasibility of implementing identified technical solutions;


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     WHEREAS, ACLARA has developed proprietary eTag and [ * ] technologies for
[ * ] instrumentation, or chip based systems incorporating microfluidic technology, respectively;

     WHEREAS, PRI and ACLARA desire to continue some aspects of the collaborative research under the 1998 Agreement beyond and after the First Amendment Effective Date, and desire to restate the Goal and other aspects of the 1998 Agreement in order to continue the collaborative research initiated under the PRI Agreement. PRI is also interested in obtaining access to the eTag and [ * ] technologies;

     WHEREAS, this Second Amendment shall not replace or supersede the First Amendment;

     WHEREAS, PRI and ACLARA desire to amend the 1998 Agreement and incorporate this Second Amendment therein;

NOW, THEREFORE, PRI and ACLARA agree as follows:

1.       Section 1.2 is deleted in its entirety.

2.       Section 1.6 is deleted in its entirety.

3.       Section 1.7 is deleted in its entirety.

4.       Section 1.8 is deleted in its entirety.

5. Section 1.14 shall be deleted in its entirety and replaced with the following:

         1.14 "High Throughput Screening" or "HTS" shall mean methods utilizing Microfluidic Chips, [ * ] ACLAmate or [ * ] instruments which involve:
         (i) [ * ] of candidate compounds are contacted with the target, the result of which contact [ * ], said activity being determined based upon subsequent analysis [ * ] (ii) [ * ] of candidate compounds are contacted with the target, the result of which contact [ * ] being determined based upon subsequent analysis [ * ] eTag Technology, and [
         * ].

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.       Section 1.15 shall be deleted in its entirety and replaced with the following:

         1.15 "HTS Chip Device" shall mean a microfluidic high throughput screening instrument which may be developed as part of the Project, which may consist of one or more components and peripherals, capable of performing approximately one hundred thousand (100,000) individual assays per instrument per [ * ] day, or such other number as the Parties may agree in writing from time to time, that uses Microfluidic Chips to perform High Throughput Screening for drug discovery.

7. Section 1.20 shall be deleted in its entirety and replaced with the following:

         1.20 "Microfluidic Chip" shall mean a device made of a substrate that [*], that employs electric field driven fluidics combined with electrophoretic separation in microchannels formed in such substrate that is intended to be used with HTS Chip Devices, Low Throughput Devices, Prototype HTS Chip Devices, Substitute Prototype Devices, ACLAmate Instruments or [ * ] Instruments and that is developed as part of the Project, and any improvements thereto that are developed by ACLARA.

8. Section 1.22 shall be deleted and replaced in its entirety with the following:

         1.22 "Most Favored Price" shall mean a price no higher than the lowest price paid by a customer prior to the date of receipt by ACLARA of an order for a product or service including but not limited to ACLAmate instruments, Microfluidic Chips, and eTag Reagents and [ * ] Reagents which are supplied by ACLARA (a) that is not an agency, department, division or other manifestation of a country, federal, state or local government or (b) that did not receive a special price based on a quantity discount or other special terms and conditions, unless PRI purchases at least a substantially similar quantity on substantially the same terms and conditions, in a transaction in which no consideration of material value other than cash was exchanged for the product or service.

9. Section 1.25 shall be deleted and replaced in its entirety with the following:

         1.25 "Prototype HTS Chip Device" shall mean an HTS Chip Device developed to the point of a prototype instrument, but not developed or certified as a Commercial Instrument, that is functionally capable, when operated by trained personnel under reasonable operating conditions, of performing with one or more types or designs of Microfluidic Chips an assay in each of the following categories: [ * ], at an assay throughput of approximately 100,000 assays, or such other number as the Parties may agree in writing, per [ * ] day with only reasonable process interruptions consistent with the prototype nature of the instrument, that otherwise materially satisfies the Functional Requirements. In

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         the event that PRI determines to accept and pay for Substitute
         Prototype Devices pursuant to Section 6.4, each such Substitute Prototype Device shall be deemed to be Prototype HTS Chip Device within the meaning of this Agreement. For the purposes of this Agreement, Low Throughput Devices may be deemed to be Substitute Prototype Devices [ * ] in which case the provisions of Section 24 shall not apply.

10.      Section 1.27 is deleted in its entirety.

11. Section 1.30 shall be deleted and replaced in its entirety with the following:

         12.30 "Term of the Project" shall mean the original [ * ] term [ * ] and the additional period from [ * ], unless further extended by mutual agreement of the Parties. If the Project is terminated by a Party, the "Term of the Project" shall mean the period beginning as of October 1, 1998 and ending on the effective date of termination.

12.      New Section 1.33 is added as follows:

         1.33 "ACLAmate Instrument" shall be included in the definition of Low Throughput Chip Device as defined in Section 1.19.

13.      New Section 1.34 is added as follows:

         1.34 "eTag Technology" shall have the meaning assay technology [ * ]

14.      New Section 1.35 is added as follows:

         1.35 "eTag Reagents" shall have the meaning reagents for use in eTag Technology.


15.      New Section 1.36 is added as follows:

         1.36 "[ * ] Technology" shall have the meaning assay technology [ * ]

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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16.      New Section 1.37 is added as follows:

         1.37 "[ * ]Reagents" shall have the meaning reagents for use in [ * ] Technology.

17.      New Section 1.39 is added as follows:

         1.38 "[ * ] Instrument" shall be included in the definition of Low Throughput Chip Device as defined in Section 1.19.

18. Section 5.3.1.1 shall be deleted in it entirety and replaced with the following:

         5.3.1.1 PRICING. Through [ * ] PRI will have the right to purchase from ACLARA (a) ACLAmate Instruments and Microfluidic Chips for use thereon sold by ACLARA, (b) eTag Reagents sold by ACLARA, (c) [ * ] Reagents sold by ACLARA, and (d) [ * ] Instruments and Microfluidic Chips and reagents for use thereon (if and when ACLARA, or any instrument partner which it may designate, develops said nMAS instrument), all of the foregoing at the Most Favored Price for such materials.

19.      Section 5.3.1.2 is deleted in its entirety.

20.      Section 5.3.4 shall be deleted in its entirety.

21. Section 6.3 shall be deleted in its entirety and replaced with the following two new subsections 6.3.1 and 6.3.2:

         6.3.1 [ * ] within thirty (30) days after [ * ];

         6.3.2 [ * ] within thirty (30) days after delivery and acceptance by PRI of the ACLAmate Instrument based on demonstration by PRI of the functionality of the installed ACLAmate Instrument for protein analysis. Such ACLAmate Instrument shall include [ * ], and reasonable technical support and assistance to validate and begin using these instruments. In addition, ACLARA will allocate certain technical support resources to develop eTag Reagents and assays for the ACLAmate Instrument for PRI at ACLARA's sole expense. The amount of such technical support resources will be [ * ].

22. Section 6.4 shall be deleted and replaced in its entirety with the following:

         6.4 [ * ] of (a) within 30 days after provision of technical support services for eTag Reagents on a standard capillary electrophoresis intrument or transfer of the eTag Technology to PRI including delivery of the eTag Reagents in quantities to be agreed by the Parties, which shall together [ * ], or (b) [ * ]. Such [ * ] payment shall include pre-paid technical support and eTag Reagents on

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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         standard capillary electrophoresis instruments or on the ACLAmate
         Instrument for protein analysis. Technical support resources provided by ACLARA to PRI will be charged against the [ * ] pre-payment [ * ][ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions The Parties will agree on the extent of such technical support services. The total cost of all technical support services and eTag Reagents provided by ACLARA to PRI under this Second Amendment [ * ].

23.      Section 7 is deleted in its entirety.

24.      A new Section 8.1.7 is added as follows:

         8.1.7 ACLARA hereby grants to PRI a fully paid up, royalty free license to use ACLAmate Instruments and [ * ] Instruments, along with Microfluidic Chips, eTag Reagents and [ * ] Reagents for use on said instruments, all as provided to PRI by ACLARA pursuant to this Agreement, [ * ]. ACLARA also grants PRI a fully paid up, royalty free license to use eTag Reagents and [ * ] Reagents provided to PRI by ACLARA pursuant to this Agreement [ * ].

25.      Section 11.1 is deleted in its entirety.

26.      Section 11.2 is deleted in its entirety.

         IN WITNESS WHEREOF, this Second Amendment has been entered into by and between PRI and ACLARA by their respective duly authorized representatives as of the Second Amendment Effective Date.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ACLARA BIOSCIENCES, INC.                THE R. W. JOHNSON
                                        PHARMACEUTICAL RESEARCH
                                        INSTITUTE, INC., a division of Ortho-
                                        McNeil Pharmaceutical, Inc

By: /s/ Joseph M. Limber                By: /s/ Michael R. Jackson, Ph.D.
   -----------------------------------     -------------------------------------

Name: Joseph M. Limber                  Name: Michael R. Jackson, Ph.D.
     ---------------------------------       -----------------------------------

Title: President, CEO                   Title: Sr. V.P. Drug Discovery
      --------------------------------        ----------------------------------

Date: October 26, 2001                  Date: October 26, 2001
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